Exhibit 10.32
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
GLU MOBILE INC.
WARRANT TO PURCHASE COMMON STOCK

Number of Shares:	408,306

Class of Stock:	Common Stock

Initial Exercise Price:	$0.0001 per share

Issue Date:	February 28, 2007

Expiration Date:	The earlier to occur of the Effectiveness Deadline
Date or the Post-IPO Expiration Date (each as
defined below)
     This Warrant certifies that, for good and valuable consideration, [Granite Global Ventures II L.P.] / [TWI Glu Mobile Holdings Inc.] (“Holder”) is entitled to purchase from Glu Mobile, Inc., a Delaware corporation (the “Company”), until 9:00 p.m. Pacific time, on the Expiration Date (as applicable), the number of fully paid and nonassessable shares of the class of stock (the “Shares”) of the Company at the initial exercise price per Share (the “Warrant Price”), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.
     1. EXERCISE; EXPIRATION.
          1.1 Exercisability. This Warrant shall not be exercisable prior to the closing of the initial public offering of the Company’s Common Stock (the “IPO”). Following the closing of the IPO, this Warrant shall be exercisable until and through the date that is 30 days following the consummation of the IPO (such date the “Post-IPO Expiration Date”). Notwithstanding any other provision hereof, this Warrant shall terminate and no longer be exercisable on March 31, 2007 if, on or before March 31, 2007, the Securities and Exchange Commission has not declared effective the Registration Statement on Form S-1 (File No. 333-139493) filed by the Company under the Securities Act of 1933, as amended (the “Act”), in connection with the IPO (the “Effectiveness Deadline Date”).
          1.2 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.3, this Warrant may be exercised in whole only and Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.
          1.3 Net Exercise Election. The Holder may elect to convert all of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit A duly executed by the Holder, into the number of Shares that is obtained under the following formula:
X = Y (A-B)
A
     Where: X = the number of Shares to be issued to the Holder pursuant to this Section 1.3.
     Y = the number of Warrant Shares then subject to this Warrant.
A = the “Fair Market Value” (as defined below) of one Share as at the time the net exercise election is made pursuant to this Section 1.3.
     B = the Warrant Price.
     The Fair Market Value per Share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq Stock Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five trading days prior to the date of determination of Fair Market Value.
          1.4 Deemed Exercise. If this Warrant is then exercisable, this Warrant shall be deemed exercised without any action by Holder immediately prior to 9:00 p.m. Pacific time on the Expiration Date. Holder may deliver the notice of exercise form attached hereto duly executed by the Holder in order to exercise this Warrant pursuant to Section 1.2 above; however if Holder has not delivered the notice of exercise form and exercise price to the Company by the Expiration Date, then this Warrant will be deemed exercised pursuant to Section 1.3 above.
          1.5 Delivery of Certificate and New Warrant. Promptly (and in no event later than 14 days) after Holder exercises this Warrant and delivers the original Warrant to the Company for cancellation, the Company shall deliver to Holder a certificate for the Shares acquired.
          1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor. The date the Company initially issues this Warrant will be deemed to be the “Issue Date” of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.
     2. ADJUSTMENTS TO THE SHARES.
          2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Company’s Common Stock payable in shares of the Company’s Common Stock or other securities of the Company or subdivides or combines the outstanding shares of the Company’s Common Stock, then upon exercise or conversion of this Warrant, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend, subdivision or combination occurred.
          2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than a merger, consolidation or recapitalization or a stock dividend, split, etc. described in Section 2.1 above), Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, appropriate adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant.
          2.3 Adjustments of Warrant Price. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are divided by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.
          2.4 Adjustment is Cumulative. The provisions of this Section 2 shall similarly apply to successive stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.
          2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against impairment.
          2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the

Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.
          2.7 Notice Of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the exercise price or the Shares or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.
     3. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants and agrees that, at all times during which this Warrant is exercisable, (i) the Company will have authorized and reserved a sufficient number of Shares, free from preemptive rights, to provide for the exercise of the rights represented by this Warrant, and (ii) the par value per share of the Company’s Common Stock shall be no more than the effective exercise price of this Warrant.
     4. REPRESENTATIONS OF HOLDER: TRANSFER.
          4.1 Representations. Holder hereby represents and warrants to the Company as follows. Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder’s own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act. Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder’s representation in this Section 4 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.
          4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY

STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
          4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if (a) the transfer is to the shareholders or constituent partners of Holders by way of dividend or distribution to all of such shareholders, pro rata or (b) there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale and/or transfer.
          4.4 Transfers Prohibited. This warrant is not transferable in whole or in part.
          4.5 Market Standoff. Holder and transferee of the Shares issuable hereunder hereby agrees that, in connection with the initial public offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”), such Holder or transferee shall not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase or grant any option or warrant to purchase or otherwise transfer any securities of the Company during the period specified by the Company’s Board of Directors at the request of the Managing Underwriter (the “Market Standoff Period”), with such period not to exceed 180 days following the effective date of the registration statement of the Company filed under the Securities Act for the initial public offering of its securities; provided that all officers and directors of the Company and holders of at least one percent of the Company’s voting securities are bound by and have entered into similar agreements. Holder further agrees that this Warrant and the Shares are subject to the terms and conditions of the Lock-Up Agreement entered into between the Holder and Goldman, Sachs & Co. and Lehman Brothers Inc. (the “Underwriter Lockup”) and agrees to enter into any additional agreement reasonably required by the Managing Underwriters to effect the foregoing in the IPO.
     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period or such specified in the Underwriter Lockup.

     5. GENERAL PROVISIONS.
          5.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; (iii) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries; (iv) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein, with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; and (v) 24 hours after the time of transmission by email, addressed to the other party at its email address specified herein, with confirmation of receipt made by a printed copy of the email identifying the date and time sent.
          All notices for delivery outside the United States will be sent by express courier, facsimile or email. All notices not delivered personally, by facsimile or email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines to this Warrant, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked “Attention: General Counsel”.
          5.2 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
          5.3 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
          5.4 Payment of Taxes. The Company shall pay all stock transfer taxes imposed by law or any governmental agency, including any documentary stamp taxes, attributable to the issuance of Common Stock upon the exercise of the Warrant; provided, that nothing in this Section 5.4 shall make the Company liable for any income or capital gain or similar taxes payable by Holder and associated with the issuance of the Warrant or the exercise thereof or any transfer taxes associated with the transfer of the Warrant.
          5.5 Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.
          5.6 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

          5.7 Titles and Headings. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Warrant.
          5.8 Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.
          5.9 Severability. If any provision of this Warrant is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder of this Warrant shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Warrant. Notwithstanding the forgoing, if the value of this Warrant based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.
          5.10 Facsimile; PDF Signatures. This Warrant may be executed and delivered by facsimile or portable document format (.pdf or similar format) and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
          5.11 Amendment and Waivers. This Warrant may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
          5.12 Entire Agreement. This Warrant, the Written Consent and Agreement to Convert of even date herewith pursuant to which this Warrant is issued and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
[Signature Page Follows]

WARRANT HOLDER:	COMPANY:

GLU MOBILE INC.

By:	By:

L. Gregory Ballard, President

Address:	Address:	1800 Gateway Drive, Suite 200
San Mateo, CA 94404

Attention:

Facsimile:	Facsimile:	(650) 571-5698

Email:	Email:

EXHIBIT A
NOTICE OF EXERCISE
(TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)
     1. The undersigned hereby elects to purchase                      shares of the Common Stock (the “Shares”) of Glu Mobile Inc., a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Stock with an Issue Date of February 28, 2007 (the “Warrant”), as follows:
     (Initial applicable method:)
a.	The undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $ .

b.	The undersigned hereby elects to convert the Warrant into Shares by the net exercise election pursuant to Section 1.3 of the Warrant. This conversion is exercised with respect to all of the shares of Common Stock covered by the Warrant resulting in a net total of Shares being issued to the undersigned.
     2. Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 4.1 of the attached Warrant.

[Granite Global Ventures II L.P.] / [TWI Glu Mobile Holdings Inc.]

(Printed Name of Holder)

Address:

(Signature of Holder)